HQ Agreement

Virtual Office, Virtual Office Plus Mailbox Plus & Telephone Answering

Product of Interest

- ☐ **Mailbox Plus:** Use of our prestigious address for receipt of mail.
- ☐ **Telephone Answering:** Telephone answering in your company's name during business hours and 24 / 7 voicemail services.
- ☑ **Virtual Office:** Telephone answering in your company's name, fax and mail handling, use of our prestigious address and 16 hours of office usage.
- ☐ **Virtual Office Plus:** Same as Virtual Office with 40 hours of office usage.

Client Details (not an HQ Center address)

Company Name:	Utalk Communications, Inc.	Contact Name:	Mazen Hleiss
Address:	PO Box 78036 Coal Harbor Postal Outlet	Title:	President & CEO
State:	British Columbia (Canada)	City:	Vancouver
Telephone:	604-637-1632	Zip Code:	V6E 4T2
Email Address:	mhleiss@utalklive.com	Fax:	

Center Details - Specify the HQ center(s) for your address

WASHINGTON, Seattle - Wells Fargo Center			
Street/Floor	999 – 3rd Avenue, Suite 3800		
City	Seattle		
State/Zip	WA 98104		
Monthly Fee	$ 190.00	Retainer	$ 380.00

CHOOSE CENTRE			
Street/Floor	$ -		
City	$ -		
State/Zip	$ -		
Monthly Fee		Retainer	$ -

CHOOSE CENTRE			
Street/Floor	$ -		
City	$ -		
State/Zip	$ -		
Monthly Fee		Retainer	$ -

CHOOSE CENTRE			
Street/Floor	$ -		
City	$ -		
State/Zip	$ -		
Monthly Fee		Retainer	$ -

Telephone Call Handling (not applicable for Mailbox Plus, extra fees may apply)

Please answer my calls in the following company name:

"Good morning/afternoon/evening, Utalk Communications how may I direct your call?"

And then handle each call as follows (select one option):

☐ Forward to my telephone ☑ Forward to my voicemail ☐ End of day messaging* (e-mail only)

☐ Any messages taken should be forwarded to me by: ☑ E-mail ☐ SMS* ☐ Voicemail

Phone Number:		Email Address:	rafehh@yahoo.com

Mail and Fax Handling (not applicable for Telephone Answering, extra fees may apply)

☐ My mail and faxes will be held at the center. I am responsible for picking up my mail and faxes, OR

☐ I will call to collect my mail: ☐ Daily ☐ Weekly ☐ Monthly, OR ☑ Forward my mail by: ☐ Fax ☑ Mail ☐ Courier

☐ I will call to collect my faxes**: ☐ Daily ☐ Weekly ☐ Monthly, OR ☑ Forward my faxes weekly by: ☐ Fax ☑ Mail ☐ Courier

Forward to fax number:	

Program Details ☐ 24Months**** (Save up to 40%) ☑ 12 Months*** (Save up to 30%) ☐ 3 Months ☐ OTHER ______

Length of Agreement	Start date (MM/DD/YY):	August 1, 2007	End date (MM/DD/YY):	July 31, 2008

Monthly Fee	Local Tax %	Total Monthly Fee	Registration Fee	Retainer (2 x monthly fee)	TOTAL
$ 190.00		$ 190.00	$ 99.00	$ 380.00	$ 639.00
		$ -		$ -	$ -
		$ -		$ -	$ -
		$ -		$ -	$ -

Initial Payment: ☐ Check if Renewal

No. Upgrades @ $25.00 per person (see below)		$ -
Total Initial Payment		$ 639.00

Monthly Payment:

Total Monthly Payment	$ 190.00

Mailbox Plus & Telephone Answering

Payment Schedule: ☐ Annually in advance ☑ Quarterly in advance ☐ Monthly in advance

** Only available in certain locations ; ** For Virtual Office Services Only ; *** 12-month contracts entitled to one free month - ONLY for new contracts, NOT renewals (13th Month FREE. Offer cannot be combined with any other offer.); **** 24-month contracts are entitled to the same one free month plus an additional 10%.*

UPGRADES ☐ Additional Named Contacts @ $25.00 per contact (includes voicemail box for each) ☐ SMS (subject to availability)

Upgrades are applicable for Telephone Answering, Virtual Office and Virtual Office Plus only

Name	Phone Number	Email Address

Preferred Method of Payment

☐ Payment by Direct Debit (where available)

☐ Payment by Credit Card (see below)

A copy of front and back of credit card AND one of the following required: Driver's License or National ID Card (with photo) or Passport

Card Company ☐ Amex ☐ Mastercard ☐ Visa

Card Type ☐ Corporate ☐ Personal

Card Issuer		**Card Number**	
Security Code		**Expiration (MM/DD/YY)**	

Invoice Address:

Address:	PO Box 76036 Coal Harbor Postal Outlet		
City:	Vancouver	State:	British Columbia
Zip Code:	V6E 4T2	Country:	Canada

I hereby authorize HQ to debit my credit card for all sums arising out of this Agreement.

Signature ______________________ Date (MM/DD/YY) ______________________

Signature

I understand that service charges may be incurred in relation to the provisions of this Agreement which will be charged at the end of each month and I apply for a Virtual Office subject to the Standard Terms and Conditions which I have read, understood and accept.

Signature [signature] Date (MM/DD/YY) 07/16/07

Check here if you do not consent to HQ processing data in accordance with Clause J of this Agreement. ☐

M03 06

HQ USE ONLY

Name:		Role:	
Location:		☐ Phone number(s) assigned	

COMMENTS

Client is given 5% online discount on 12 month agreement. Customer would like to pre-pay by check for all quarterly for all charges but will keep CC info on file for non-recurring charges that exceed quarterly payment. Client has requested that Regus/HQ call when faxes arrive to determine forwarding method/frequency.

Please forward the completed Agreement to the Center Providing the Virtual Office Service, unless otherwise directed.

Terms & Conditions

A) Mailbox Plus product is a service operated by Regus Management Group LLC, ("HQ") that entitles the Client to use the address of the HQ center specified in this Agreement as his/her business address ("the Center") subject to exception in certain locations and not as his/her registered office address. Telephone Answering product is a service operated by HQ that enables calls to a telephone number designated by HQ to be answered in the company name specified by the Client. Virtual Office product is a service operated by HQ that entitles the Client to use the address of the Center specified in this Agreement as his/her business address subject to exception in certain locations (the Client is not permitted to use as Client's registered address) , and enables calls to a telephone number designated by HQ to be answered in the company name specified by the Client and mail and faxes to be received on the Client's behalf. Virtual Office product also provides 16 hours of day office usage per month (non-cumulative) at the Center. Virtual Office Plus product is a service operated by HQ that entitles the Client to use the address of the Center specified in this Agreement as his/her business address subject to exception in certain locations (the Client is not permitted to use it as Client's registered address), enables calls to a telephone number designated by HQ to be answered in the company name specified by the Client and mail, faxes to be received on the Client's behalf, and 40 hours of day office usage per month (non-cumulative) at the Center. Under both the Virtual Office product and Virtual Office Plus product, calls, faxes and mail will be handled according to instructions specified by the Client and the Client will be responsible for all forwarding and service charges associated with such calls, faxes and mail. The hours of day office usage for the Virtual Office product and Virtual Office Plus product can only be used in 8 hour (full day) increments and unused portions do not roll over to the following month. The hours are only valid at the Center and may not be transferred to any other center. In addition, the hours are only valid for use in a day office and may not be utilized for any product (i.e., conference rooms) unless otherwise agreed to in advance in writing by HQ. HQ has sole discretion about which office is available for use in the Center. All usage is subject to additional rules, regulations and procedures as implemented by HQ from time to time. HQ shall provide for use of conference rooms, workstations and other business services on demand (to the extent available) subject to applicable fees as more fully described in the HQ Services Guide. This Agreement only applies to those persons or entity named on the front sheet. HQ is not under any obligation to provide services to any other persons and is not responsible for any mail or calls received for any others. Access to all HQ centers is available during normal hours of operation unless otherwise arranged with General Manager. Additional fees may apply.

B) Your Agreement lasts for the period stated in it and will then automatically be extended for successive periods equal to the length of your initial term until brought to an end by you or by HQ. All periods shall run to the last day of the month in which they would otherwise expire. The fees on any renewal will be the then current market price as specified by HQ. In all other respects, your Agreement will renew on the same terms and conditions. Either HQ or Client can terminate this Agreement at the end date stated in it, or at the end of any extension or renewal period, by giving at least three months written notice to the other. However, if your Agreement, extension or renewal is for three months, the notice period is two months. If your Agreement is shorter than two months, the notice period is one week less than the period stated in your Agreement, extension or renewal. Notices to terminate the Agreement must be in writing and delivered to an officer or authorized representative of the other party concerned or sent by registered mail to the Center or Client address as appropriate. Upon termination of the Agreement for whatever reason, it is the Client's responsibility to notify all parties of the change of address. Client agrees not to file a change of address form with the USPS. Subsequent mail sent to the Center will be returned to sender. It is the Client's responsibility to keep their address of record up to date at the Center.

C) Client agrees to pay all fees, charges, surcharges and applicable taxes in accordance with the terms set forth herein.

D) It is the responsibility of the Client to provide current credit card details. Declined credit cards will incur a $25 service fee.

E) The registration fee is a one-time charge paid upon registration to receive the services and is non-refundable. Fees are payable in advance on the first working day of each month or quarter as specified in the Agreement. Service charges will be invoiced in arrears on or around the 15th of each month and payable of the first of the subsequent month. If you dispute a part of any invoice you must pay the amount not in dispute by the due date or be subject to late fees. The Retainer is payable before the start date and returned upon termination of your Agreement 30 days after you settle your account with us. HQ may demand at any time a Retainer equal in value to the greater of either two months Virtual Office fees or the sum of all outstanding fees and charges owed by the Client irrespective of whether payment is due. HQ reserves the right at any time to withhold any services provided under this Agreement (with or without notice) or to terminate the Agreement if fees are not paid by the end of the day they are due or the funds due from any Retainers have not been cleared. If you do not pay fees when due, a service fee of $25.00 plus 5% interest will be charged on all overdue balances under $1,000.00 or a fee of $50.00 plus 5% interest will be charged on all overdue balances of $1,000.00 or greater or the maximum amount permitted by applicable state law, if lower. In the case of U.S. Government Contracts, the amount of interest and fees we charge will be lesser of the amounts stated or those set by the Secretary of the Treasury and implemented by the Prompt Payment Act or will be no higher than the amounts stated by the Secretary of the Treasury and implemented by the Prompt Payment Act.

F) You agree that, if you are in default under a service agreement with us at a different business center ("Different Location Agreement") to the one specified in this Agreement, that we may recover any unpaid sums due under a Different Location Agreement from you under this Agreement and that we may, in particular (but not limited to), withhold services under this Agreement or deduct sums from the deposit held under this Agreement in respect of such unpaid sums.

G) HQ will not accept any items exceeding 4.5 kg (10 lbs.) in weight, 46 cm (18") in any dimension, 0.03 cubic meters (1 cubic foot) in volume or if it contains any dangerous, live or perishable goods and shall be entitled in its absolute discretion to return any uncollected items or refuse to accept any quantity of items it considers unreasonable or unlawful. Items of larger size will only be accepted upon mutual prior agreement. HQ does not guarantee or assume responsibility for any of the services hereunder.

H) The Client warrants that it will not use any of the rights granted in this Agreement for any obscene, illegal, immoral or defamatory purposes and will not in any way bring HQ into disrepute. The Client will not in any way whatsoever use or combine the HQ name, in whole or in part, for the purpose of trading activities. HQ reserves the right to cooperate with any official investigating authority if required in relation to any allegations of impropriety against a Client.

I) We may put an end to your Agreement immediately by giving you notice if:

- you become insolvent, go into liquidation or become unable to pay your debts as they fall due,
- you are in breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within fourteen days of that notice, or
- your conduct, or that of someone at the business center with your permission or at your invitation, is illegal, fraudulent, defamatory, or incompatible with ordinary office use

If we put an end to the Agreement for any of these reasons it does not put an end to any then outstanding obligations you may have and you must:

- pay for additional services you have used, and
- pay the standard fee for the remainder of the period for which your Agreement would have lasted had we not ended it, or (if longer) for a further period of three months, and indemnify us against all costs and losses we incur as a result of the termination.

J) The Client agrees that HQ may process, disclose or transfer (including outside the EEA to other countries which are part of our international network from time to time) any personal data which HQ holds on or in relation to the Client provided that in doing so HQ takes such steps as it considers reasonable to ensure that it is used only to fulfil the Client' s obligations under this Agreement or for work assessment and fraud prevention.

K) HQ will not be liable for any loss sustained as a result of any mechanical breakdown, strike, delay or failure of any team member, manager or caretaker to perform their duties. CLIENT EXPRESSLY AND SPECIFICALLY AGREES TO WAIVE, AND AGREES NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL, INCLUDING, BUT NOT LIMITED TO, LOST BUSINESS, REVENUE, PROFITS OR DATA, FOR ANY REASON WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY FAILURE TO FURNISH ANY SERVICE PROVIDED HEREUNDER, ANY ERROR OR OMISSION WITH RESPECT THERETO, FROM FAILURE OF U.S. POSTAL SERVICE OR ANY COMMERCIAL COURIER SERVICE TO DELIVER ON TIME OR OTHERWISE DELIVER ANY ITEMS (MAIL, PACKAGES, ETC.) OR ANY INTERRUPTION OF SERVICES. HQ does not guarantee that your mail will be forwarded by the United States postal service or that such mail will be forwarded in a timely manner.

L) Payment of any services that are used in conjunction with the 16 hours (VO) or the 40 hours (VO Plus) day office usage will be due on the first day of each month in accordance with Paragraph E above.

M) This Agreement is interpreted and enforced in accordance with the laws of the state and country in which the Center is located.

N) Client acknowledges that HQ will comply with the USPS regulations regarding client mail. Client must also comply with all USPS regulations and amendments and USPS interpretations of such regulations. Failure to comply by Client will result in immediate termination of this Agreement.
If this Agreement is for a Mailbox Plus program, the Client must complete a separate U.S. Postal Service Form 1583 (**"Form 1583"**) to receive mail and/or packages at the Center. Client acknowledges that pursuant to USPS regulations, this Agreement and Form 1583 may be disclosed upon request of any law enforcement or other governmental agency, or when legally mandated. Client further agrees, upon request, to sign an updated version of this Agreement and any other necessary documents or forms related to process of service.
Client must use the exact mailing address, inclusive of the Private Mailbox designation, without modification as set forth in Section Three (3) of Form 1583. Mail received by Client must bear a delivery address that contains at least the following elements, in this order, (i) intended addressee's name or other identification, (ii) Street number and name, (iii) secondary address, (iv) "PMB" or # and your designated PMB number, and (v) City, State and ZIP Code (5-digit or ZIP+4). USPS may return mail to the sender without a proper address endorsed "Undeliverable as Addressed, Missing PMB or # Sign."

O) While your Agreement is in force and for a period of six months after it ends, you must not solicit or offer employment to any of our current employees or anyone who has left our employment in the last 3 months. If you do, we estimate our loss at the equivalent of one year's salary for each of the employees concerned and you must pay us damages equal to that amount.

P) Upon your expiration, cancellation or termination of this Agreement, for any reason other than default, in order to ensure a smooth transition you will continue to be billed and receive the same service for a period of 3 months. Any Agreement with a term of three months will only continue for 45 days. HQ will forward Client's mail on a once weekly basis to one single designated domestic address, the assigned telephone number will remain active and calls will automatically be directed to voicemail, which the Client will have access to for the above stated period. Client must pay a monthly business continuation fee equal to the monthly services fee for those services that are rendered, plus the cost of all postage associated with the re-mailing service. Mail and phone services will only be continued for agreements in which those services were included.

Client Initial / Date______________